Exhibit 3.32

CERTIFICATE OF INCORPORATION

OF

EVEREADY ENERGY SERVICES, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and state as follows:

FIRST:                                   The name of the corporation is Eveready Energy Services, Inc. (the “Corporation”).

SECOND:                    The address of its registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and The Corporation Trust Company shall be the registered agent of the corporation in charge thereof.

THIRD:                               The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                   The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred (100), of which One Hundred (100) shall be designated Common Stock, $0.01 par value per share.

FIFTH:                                  The name and mailing address of the sole incorporator of the Corporation are as follows:

C. Michael Malm, Esq.

Davis, Malm & D’Agostine, P.C.

One Boston Place, 37th Floor

Boston, MA 02108

SIXTH:                                The Corporation is to have perpetual existence.

SEVENTH:              The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

EIGHTH:                        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation.  Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

NINTH:                              To the extent allowed by law, any action that is required to be or may be taken at a meeting of the stockholders of Corporation may be taken without a meeting if written consent, setting forth the action, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.  Prompt notice shall be given of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders on the record date whose shares were not represented on the written consent.

TENTH:                            The Corporation shall indemnify and hold harmless any director or officer of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director or officer of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH:       No director or officer of the Corporation shall be personally liable to the Corporation or any stockholder of the Corporation for monetary damages for any breach of fiduciary duty as a director or officer, provided that this Article ELEVENTH shall not limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.  If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended from time to time.  Any repeal or modification of the foregoing provisions of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

THE UNDERSIGNED, as sole incorporator, has executed, signed and acknowledged this Certificate of Incorporation this 23rd day of November, 2009.

/s/ C. Michael Malm
C. Michael Malm, Incorporator

EVEREADY ENERGY SERVICES, INC.

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Eveready Energy Services, Inc. (hereinafter referred to as the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  That by written consent the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.  The resolution setting forth the proposed amendment is as follows:

RESOLVED:                         That the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

The name of the corporation is Clean Harbors Industrial Services, Inc.

SECOND:  That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 22nd day of December, 2009.

EVEREADY ENERGY SERVICES, INC.

By:	/s/ C. Michael Malm
C. Michael Malm, Secretary

CODE OF BYLAWS

OF

CLEAN HARBORS INDUSTRIAL SERVICES, INC.

(F/K/A EVEREADY INDUSTRIAL SERVICES INC.)

ARTICLE 1

IDENTIFICATION

Section 1.01.                             Name. The name of the Corporation is CLEAN HARBORS INDUSTRIAL SERVICES, INC.

Section 1.02.                             Resident Office and Resident Agent. The address of the resident office of the Corporation is Wiegand Center, 165 West Liberty Street, Reno, Nevada; and the name of the resident agent at this address is Avansino, Melarkey, Knobel & Mulligan.

Section 1.03.                             Seal. The seal of the Corporation, if any, shall be in a form as fixed by the Board of Directors.

Section 1.04.                             Principal Office. The Corporation may have offices at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

CAPITAL STOCK

Section 2.01.                             Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in tangible or intangible property or other benefit to the Corporation including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and, as to such shares, the Corporation may credit distributions made for the shares against their purchase price until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be can celled in whole or in part.

Section 2.02.                             Certificates Representing Shares. Each holder of the capital stock of the Corporation shall be entitled to a certificate signed by the (i) President or a Vice President and (ii) the Secretary or an Assistant Secretary of the Corporation, exhibiting the holder’s name and certifying the number of shares owned by him or her in the Corporation. The certificate shall be numbered and may be entered in the books of the Corporation.

Section 2.03.                             Transfer of Stock. The Corporation shall register a transfer of a stock certificate presented and delivered to it for transfer if:

Clause (a)                                           Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

Clause (b)                                          Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the Corporation;

Clause (c)                                           Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

Clause (d)                                          Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes; and

Clause (e)                                           Compliance with Laws. There has been compliance with any applicable federal and state securities law.

Section 2.04.                             Ownership. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Nevada or federal law.

Section 2.05.                             Facsimile Signature. Where a certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation, the signature of any such President, Vice President, Secretary or Assistant Secretary may be a facsimile.

Section 2.06.                             Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, it its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative to submit an affidavit of lost certificate and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE 3

THE SHAREHOLDERS

Section 3.01.                             Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the resident office of the Corporation, or at any place, either within or without the State of Nevada, as designated by the Chairman of the Board, or a majority of the Board of Directors.

Section 3.02.                             Annual Meeting. The annual meeting of the shareholders shall be held at10:00 o’clock A.M., in the office of the Corporation on the 5th day of July of each year, if this day is not a legal holiday, and, if a holiday, then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

Section 3.03.                             Special Meetings. Special meetings of the shareholders may be called by the President, the Chairman of the Board, the Board of Directors, or the holders of not less than one-third (1/3rd) of all the shares entitled to vote at the meeting.

Section 3.04.                             Notice of Meetings - Waiver. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), nor more than sixty (60) days before the date of the meeting, either personally, by telex, telecopier, facsimile (FAX), or mail, by or at the direction of the President; the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the Corporation, with postage on it prepaid. Waiver by a shareholder in writing of notice of a shareholders’ meeting, shall be equivalent to the giving of such notice, whether done before, at or during the meeting. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a shareholders’ meeting shall constitute a waiver of notice of the meeting.

Section 3.05.                             Quorum. A majority of the shares entitled to a vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 3.06.                             Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation may make and provide to the President, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof arranged in alphabetical order, with the address and the number and class and series of shares held by each; which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

Section 3.07.                             Voting of Shares. Each shareholder entitled to vote shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy, signed by him, for each share of the voting stock held by him that has been transferred to him or her on the books of the Corporation prior to such meeting. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting shareholders pursuant to the provisions of Article 8 hereof.

Section 3.08.                             Proxies. No proxy shall be valid after six (6) months from the date of its execution, unless coupled with an interest or unless the shareholder specifies in the proxy the length of time for which it is to continue in force, which may not exceed seven (7) years. Such proxies shall be filed with the Secretary before or at the meeting.

Section 3.09.                             Informal Action by Shareholders. Any action which may be taken or is required by law to be taken at any annual or special meeting of the shareholders may be taken without a meeting and without a vote, if a consent in writing (which may be done in counterparts), setting forth such action, shall be signed by shareholders holding a majority of the voting power of the Corporation holding. If any class of stock is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the stock of each class of stock entitled to vote as a class thereon. Notwithstanding the foregoing, however, if a different proportion of voting power is required for such action at a meeting, then that proportion of written consent is required.

Section 3.10.                             Telephonic Meetings. Shareholders shall be deemed present at a meeting of the shareholders if a conference telephone, or similar communications equipment is used, by which all persons participating in the meeting can hear each other at the same time.

ARTICLE 4

THE BOARD OF DIRECTORS

Section 4.01.                             Number and Qualifications. The business and affairs of the Corporation shall be managed by a Board of Directors, who need not be residents of the State of Nevada or shareholders of the Corporation. The initial number of Directors shall be one (1). The number of Directors may be increased or decreased to not fewer than one (1), from time to time, by the vote or written consent of the shareholders; but no decrease shall have the effect of shortening the term of any incumbent Director.

Section 4.02.                             Election. Members of the initial Board of Directors shall hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified. At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall be elected and qualified. A majority of the members of the Board of Directors may elect, from its own members, a Chairman of the Board.

Section 4.03.                             Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the

Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4.04.                             Place of Meetings. Meetings of the Board of Directors, annual, regular or special, may be held either within or without the state of Nevada.

Section 4.05.                             Annual Meeting. Immediately after the annual meeting of the shareholders, at the registered office of the Corporation, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

Section 4.06.                             Other Meetings. Other meetings of the Board of Directors may be held upon notice by letter, personal service, telegram, telecopier, facsimile (FAX), or cable, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by telephone received not later than during the second day immediately preceding the day for the meeting, upon the call of the President or Secretary of the Corporation at any place within or without the state of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need by specified in the notice or waiver of notice of the meeting.

Section 4.07.                             Quorum. A majority of the number of Directors fixed by the Code of Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation, the Code of Bylaws, or by the laws of the State of Nevada.

Section 4.08.                             Action Without a Meeting. Any action that may be taken at a meeting of the Directors, or of a committee, may be taken without a meeting if a consent in writing (which may be done in counterparts) setting forth such action is signed before or after the action by all of the Directors, or all of the members of the committee, as the case may be.

Section 4.09.                             Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance at each regular or special meeting or meeting of any committee. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.10.                             Telephonic Meetings. Members of the Board of Directors or committee shall be deemed present at a meeting of such Board or committee if a conference telephone, or similar communications equipment is used, by which all persons participating in the meeting can hear each other at the same time.

Section 4.11.                             Removal/Resignation. Any Director may be removed from office by the vote or written consent of shareholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to voting powers, with or without cause, at any general or special meeting of the shareholders whenever, in the judgment of the shareholders, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. A Director may resign at any time by written notice to the Board of Directors and Secretary or Assistant Secretary of the Corporation.

Section 4.12.                             Committees. The Board of Directors may, by resolution passed by a majority thereof, may designate, one (1) or more Executive Committees, each to consist of two (2) or more of the Directors, and the rest of the committee to be appointed by the Board. The purpose, function, and power of the committee shall be fixed by the Board of Directors.

ARTICLE 5

THE OFFICERS

Section 5.01.                             Officers. The officers of the Corporation shall consist of a President, Vice President, Secretary, Treasurer and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors, each of whom shall be elected by the Board of Directors at its annual meeting. Any two (2) or more offices may be held by the same person. Officers need not be Directors of the Corporation. Each officer shall hold office until his/her successor is duly elected and qualified or until the officer’s death, resignation or removal of said officer.

Section 5.02.                             Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.03.                             Vacancies. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

Section 5.04.                             The President. The President shall have active executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors. He/she shall preside at all meetings of the shareholders and Directors, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies on behalf of the Corporation, to vote stock, or other ownership interest owned by it in any other corporation, business entity or trust, and to execute powers of attorney appointing other corporations, partnerships or individuals the agent of the Corporation.

Section 5.05.                             The Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

Section 5.06.                             The Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He/she shall be custodian of the records and of the seal, if any, of the Corporation and shall see that the seal, if any, is affixed to all documents, if required by law or by the Board of Directors. He/she shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe.

Section 5.07.                             The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He/she shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He/she shall immediately deposit all funds of the Corporation coming into his hand in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation. He/she shall furnish at meetings of the Board of Directors, or whenever requested, a statement of financial condition of the Corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.08.                             Transfer of Authority. In case of the absence of any officers of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

Section 5.09.                             Salaries. The Board of Directors shall fix the salaries of the officers and no officer shall be prevented from receiving such salary because he or she is also a Director.

ARTICLE 6

SPECIAL CORPORATE ACTS

Section 6.01.                             Negotiable Instruments, Deeds and Contracts. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, shall, unless otherwise required, by law, be signed by the President or by any two (2) of the following officers who are different persons: Vice President, Secretary or Treasurer. The Board of Directors may, however, authorize any one (1) of such officers to sign any of such instruments, for and on behalf of the Corporation, without the necessity of a countersignature; may designate officers or employees of the Corporation, other than those named above; and may authorize the use of facsimile signatures of any such persons. Any shares of stock issued by any other corporation and owned by or controlled by the Corporation may be voted at any shareholders’ meeting of the other corporation by the President of the Corporation, if he or she is present; or, in his or her absence, by any Vice President, and if he or she shall be absent, then by such person as the President of the Corporation shall, by duly executed proxy, designate to represent the Corporation at such shareholders’ meeting.

ARTICLE 7

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.01.                             The Corporation shall be authorized to indemnify any person entitled to indemnification under the laws of the State of Nevada as it now exists, or may hereafter be amended, and/or the Articles of Incorporation; provided, however that the Corporation shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the Board of Directors of the Corporation.

Section 7.02.                             The foregoing rights of indemnification shall apply to the heirs and personal representatives of any such person and shall not be exclusive of other rights to which any provision of the Articles of Incorporation, Code of Bylaws, agreement, vote of shareholders, or otherwise, apply.

ARTICLE 8

RECORD DATE

Section 8.01.                             The Board of Directors is authorized from time to time to fix in advance a date, not more than sixty (60) days prior to the date for payment of any dividend or the date for the allotment of rights, or the date when any change or conversion of or exchange of stock shall go into effect, or a date in connection with the obtaining of the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, as the case may be; and, in such case, such shareholders, and only such shareholders shall be shareholders of record on the date so fixed, shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such said fixed record date.

ARTICLE 9

DIVIDENDS

Section 9.01.                             The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares of capital stock as the Directors may decide. Before paying any dividends, there may be set aside out of the net profits of the Corporation such sums as the Directors may from time to time in their absolute discretion deem proper as a reserve for contingent liabilities, repair, operating capital, or for such other purposes. Dividends may be paid in cash, in property or in shares of stock, subject to the provisions of the Articles of Incorporation and to the laws of the State of Nevada.

ARTICLE 10

FISCAL YEAR

Section 10.01.                       The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE 11

AMENDMENTS

Section 11.01.                       The power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, but the affirmative vote of the number of Directors equal to a majority of the full Board of Directors shall be necessary to effect any such action.

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CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1)                                  That I am the duly elected and acting Secretary of CLEAN HARBORS INDUSTRIAL SERVICES, INC., a Nevada corporation; and

(2)                                  That the foregoing bylaws, comprising ten (10) pages, including this Certificate of Secretary page, constitute the original bylaws of said Corporation as duly adopted by the Board of Directors on October 31, 2005.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 31st day of October, 2005.

/s/ John M. Stevens
JOHN M. STEVENS
Secretary